AXA EQUITABLE

AXA Equitable Life Insurance Company

Enrollment Form/Application

Accumulator® Select℠

AXA Advisors, LLC

Combination fixed and variable deferred annuity
Enrollment Form under Group Annuity Contract No. 2006GAC and Application for Individual Contract

Please make checks payable to: AXA Equitable

First-Class Mail: AXA Equitable, Accumulator, P.O. Box 1577, Secaucus, NJ 07096-1577
Express Mail: AXA Equitable, Accumulator, 500 Plaza Drive, 6th Floor, Secaucus, NJ 07094-3619

For assistance, please call 800-338-3434 **www.AXAonline.com**

1. Contract Specifics

A. Type of Contract (Please choose one.)

- ☐ Non-Qualified (NQ)
- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ Inherited IRA BCO (Direct Transfer of Decedent IRA)[1]
- ☐ Inherited Roth IRA BCO (Direct Transfer of Decedent Roth IRA)[1]
- ☐ Non-spousal QP Direct Rollover to an Inherited IRA BCO[1]

[1] GMIB and Special Money Market DCA are not available.

B. Total Initial Contribution(s): $ ______________________

Specify Method(s) of Payment:

- ☐ Check or Wire
- ☐ 1035 Exchange (from Single Owner Contract, NQ only)
- ☐ 1035 Exchange (from Joint Owner Contract, NQ only)
- ☐ CD or Mutual Fund Proceeds (NQ only)
- ☐ Direct Transfer (IRA or Roth)
- ☐ Rollover (IRA or Roth)
- ☐ Direct Rollover (Non-Spousal QP to Inherited IRA only)

2. Account Registration (Please print)

A. Owner (Must be legal resident of US.)

☐ Individual ☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ UGMA/UTMA (State _____ Child's SSN ______________________)
☐ Other Non-Natural Owner ☐ Beneficiary of Deceased IRA Owner
☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ______________________ Daytime Phone # ______________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ EIN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 5.

Email Address

B. Joint Owner (Must be legal resident of US.)

- The individual designated below is the Joint Owner.

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ______________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

Email Address

C. Annutant (If other than Owner.)

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

D. Joint Annuitant

- For NQ 1035 Exchange Certificates/Contracts that are Joint Annuitants who are spouses.

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

3. Patriot Act Information

1. Are you a US Citizen? (If "**Yes**" proceed to question 3.) ☐ **Yes** ☐ **No**
2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act, permits you to purchase this annuity? ☐ **Yes** ☐ **No**

US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.)

3. Your Occupation ____________________ 4. Your Employer ____________________

Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

Joint Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

4. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

A. Primary

1. ____________________ ______%
Primary Beneficiary Name
____
Relationship to Owner
2. ____________________ ______%
Primary Beneficiary Name
____
Relationship to Owner
3. ____________________ ______%
Primary Beneficiary Name
____
Relationship to Owner

B. Contingent

1. ____________________ ______%
Contingent Beneficiary Name
2. ____________________ ______%
Contingent Beneficiary Name
3. ____________________ ______%
Contingent Beneficiary Name

5. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted City State Zip Code

6. Optional Benefit Elections

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that applies to these features before making a selection.

A. Guaranteed Minimum Income Benefit (GMIB)

STOP Guaranteed Minimum Income Benefit (GMIB) and Guaranteed Minimum Death Benefit (GMDB) elections are made in this section.

- GMIB is declined unless "**Yes**" is checked below.
- Owner issue ages 20–75.

You may ONLY pick GMIB I—Asset Allocation or GMIB II—Custom Selection, not both.

1. **GMIB I—Asset Allocation, with Annual Reset**
   - If you elect GMIB I, you must elect Option A in Section 8.

Choose One:

☐ **Yes,** I wish to elect GMIB I and "Greater of" GMDB I
☐ **Yes,** I wish to elect GMIB I and Annual Ratchet to Age 80 GMDB
☐ **Yes,** I wish to elect GMIB I and Standard GMDB

2. **GMIB II—Custom Selection, with Annual Reset**

Choose One:

☐ **Yes,** I wish to elect GMIB II and "Greater of" GMDB II
☐ **Yes,** I wish to elect GMIB II and Annual Ratchet to Age 80 GMDB
☐ **Yes,** I wish to elect GMIB II and Standard GMDB

Annual Reset Election — Optional

1. ☐ **Automatic Reset Program** Reset my Roll Up Benefit Base(s) every year that I am eligible.
2. ☐ **Customized Reset Program** Reset my Roll Up Benefit Base(s) each year up to and including the contract anniversary date in the year ________ only. I understand that resets will only occur during this time period if I am eligible.

If you elected GMIB, skip to Section 6C for the opportunity to elect EEB, *otherwise, proceed to Section 7.*

B. Guaranteed Minimum Death Benefit (GMDB)

STOP If you elected GMIB do not complete this section.

- If you did not elect GMIB, this section is MANDATORY.
- For Owner issue ages 76–85, the Certificate/Contract will be issued with Standard GMDB.

☐ Standard – Owner issue ages **0–85**
☐ Annual Ratchet – Owner issue ages **0–75**

C. Earnings Enhancement Benefit (EEB)

EEB is declined unless "**Yes**" is checked below.

☐ **Yes,** I wish to elect the EEB — Owner issue ages 0–75.

7. Dollar Cost Averaging (Optional)

Dollar Cost Averaging (DCA) options — You may choose either Special Money Market or General Dollar Cost Averaging.

- In Section 8 Option A, you must complete the DCA Allocation Column for amounts to be transferred (must total 100%).
- Your DCA option is elected below and if you have elected Option A and are not allocating 100% of your initial contribution to a DCA option, the balance of your initial contribution is allocated among the Investment Selections in Section 8 Option A.
- Your DCA contribution will be transferred to the Investment Selections in Section 8 Option A according to the instructions below.

A. Special Money Market Dollar Cost Averaging (Special Money Market DCA) — Check box for one time period and specify an allocation percentage or dollar amount.

- If electing Investment Selection Option B in Section 8, you must allocate your entire Contribution to a Special Money Market DCA option as indicated in 7A below. Your Special Money Market DCA Contribution will be transferred according to your Contribution Allocation percentage.
- If electing Investment Selection Option A in Section 8 and if allocating 100% of your initial contribution to Special Money Market DCA in 7A below, your requirement to complete the Contribution Allocation Column is fulfilled.
- If electing Investment Selection Option A in Section 8 and only allocating a portion of your initial contribution to Special Money Market DCA in 7A below, you must ALSO complete the initial Contribution Allocation Column for the remaining amount of your initial contribution (Column must total 100%).
- **Note:** Not available with Inherited IRA/Roth IRA.

☐ 3-months: **100% Allocation or _____% or $_______________**

☐ 6-months: **100% Allocation or _____% or $_______________**

☐ 12-months: **100% Allocation or _____% or $_______________**

B. General Dollar Cost Averaging (General DCA) Available only if you elect Option A in Section 8, you may choose one option listed below.

1. ☐ **Guaranteed Interest Option (GIO) — Interest Sweep Option**

- By selecting the box above (GIO – Interest Sweep Option), up to 25% of your contribution may be allocated to the GIO and the interest will sweep monthly to the funds selected.
- For your initial contribution, you must complete Contribution Allocation (must total 100%) including an allocation to the GIO. The amount allocated to the GIO must be a minimum of $7,500 but may not exceed 25% of your contribution.
- You must complete the DCA Allocation Column for the amounts to be transferred (must total 100%).
- If electing Option A you must complete the DCA Allocation Column for the amounts to be transferred (Column must total 100%).
- ***The maximum allocation to the GIO is 25% of your contribution.***

2. ☐ **Fixed Period Option –**

- Check one of the boxes below for the Investment Selection from which funds will be transferred monthly and specify the transfer period in the blank.

Choose one: ☐ **GIO** _____(months) or ☐ **EQ/Money Market** _____(months)

- If selecting the GIO box above, up to 25% of your contribution may be allocated to the GIO, which will then DCA to the funds selected in the DCA Allocation Column.
- If selecting the EQ/Money Market box above, up to 100% of your contribution may be allocated to the EQ/Money Market Column which will then DCA to the funds selected in the DCA Allocation Column. You may not select the EQ/Money Market above for purposes of general dollar cost averaging if you select Option B in Section 8.
- For your initial contribution, you must complete the Contribution Allocation Column (must total 100%) including a minimum allocation of $5,000 to either the GIO or the EQ/Money Market. The amount allocated to GIO may not exceed 25% of your contribution.
- ***The maximum allocation to the GIO is 25% of your contribution.***

8. Investment Selection

Contribution Allocation — You must allocate your initial contribution among Fixed Account and/or VIOs below using the Contribution Allocation column, which must total 100%. All future Contributions will be allocated according to the percentages below unless instructed otherwise by you.

DCA Allocation — See instructions in Section 7.

If GMIB I—Asset Allocation was elected you MUST choose Option A. *Otherwise, please choose from **either** Option A **or** B below.*

☐ **Option A:**

Contribution Allocation % (Required)		DCA Allocation % (Optional)
Fixed Account — Percentages must be whole numbers		
________%	Guaranteed Interest Option (GIO)	________%
	The maximum allocation to GIO is 25% of your Contribution.	
Variable Investment Options — Percentages must be whole numbers		
Asset Allocation		
________%	AXA Balanced Strategy	________%
________%	AXA Conservative Growth Strategy	________%
________%	AXA Conservative Strategy	________%
________%	AXA Growth Strategy	________%
________%	AXA Moderate Growth Strategy	________%
________%	EQ/Money Market	________%
100% TOTAL		100% TOTAL

☐ **Option B:**

- Percentages must be whole numbers.
- Under Option B, your account value is automatically rebalanced to these allocations quarterly, based on your Contract Year.

Contribution Allocation % (Required)

Category 1:

Fixed Income – *You must allocate at least 30% of your Contribution to this Investment Option Category. You may not exceed 30% per fund within this Category.*
**You may not exceed 15% per fund.*

________% EQ/Core Bond Index
________% EQ/Intermediate Government Bond Index
________% EQ/Money Market
________% EQ/Quality Bond PLUS*
________% Multimanager Core Bond*

Category 2:

Core Diversified Equity – *You may allocate up to 70% of your Contribution to this Investment Option Category. You may not exceed 15%* per fund within this Category.*
**AXA Strategic Allocation funds are not subject to 15% per fund max.*
†You may not exceed 35% per fund.

________% AXA Balanced Strategy*
________% AXA Conservative Growth Strategy*
________% AXA Conservative Strategy*
________% AXA Growth Strategy*
________% AXA Moderate Growth Strategy*
________% EQ/AXA Franklin Templeton Founding Strategy Core
________% EQ/BlackRock Basic Value Equity
________% EQ/Boston Advisors Equity Income
________% EQ/Capital Guardian Research

Category 2 continued:

Contribution Allocation % (Required)

Contribution Allocation % (Required)	
________%	EQ/Common Stock Index†
________%	EQ/Equity 500 Index†
________%	EQ/Evergreen Omega
________%	EQ/JPMorgan Value Opportunities
________%	EQ/Large Cap Core PLUS
________%	EQ/Large Cap Growth Index†
________%	EQ/Large Cap Growth PLUS
________%	EQ/Large Cap Value Index†
________%	EQ/Large Cap Value PLUS
________%	EQ/Lord Abbett Growth and Income
________%	EQ/Lord Abbett Large Cap Core
________%	EQ/Oppenheimer Main Street Opportunity
________%	EQ/T. Rowe Price Growth Stock
________%	EQ/UBS Growth and Income
________%	Multimanager Large Cap Core Equity
________%	Multimanager Large Cap Value

Category 3:

Small/Mid Cap/International – *You may allocate up to 20% of your Contribution to this Investment Option Category.*
You may not exceed 10% per fund within this Category.
**You may not exceed 20% per fund.*

________%	EQ/AllianceBernstein International
________%	EQ/AllianceBernstein Small Cap Growth
________%	EQ/BlackRock International Value
________%	EQ/International Core PLUS
________%	EQ/International Growth
________%	EQ/Mid Cap Index*
________%	EQ/Mid Cap Value PLUS
________%	EQ/Oppenheimer Global
________%	EQ/Oppenheimer Main Street Small Cap
________%	EQ/Small Company Index*
________%	Multimanager International Equity
________%	Multimanager Mid Cap Growth
________%	Multimanager Mid Cap Value
________%	Multimanager Small Cap Growth
________%	Multimanager Small Cap Value

Category 4:

Specialty – *You may allocate up to 10% of your Contribution to this Investment Option Category.*
You may not exceed 5% per fund within this Category.

________%	EQ/AXA Franklin Small Cap Value Core
________%	EQ/AXA Templeton Growth Core
________%	EQ/Calvert Socially Responsible
________%	EQ/Capital Guardian Growth
________%	EQ/Davis New York Venture
________%	EQ/Van Kampen Comstock
________%	EQ/Van Kampen Mid Cap Growth
________%	Multimanager Aggressive Equity
________%	Multimanager Large Cap Growth
________%	Multimanager Technology

OPTION B TOTALS – MUST EQUAL 100%

________% +	________% +	________% +	________% =	100 %
Category 1	Category 2	Category 3	Category 4	TOTAL

9. Current Insurance

1. Do you have any other existing life insurance or annuities?

☐ **Yes** ☐ **No**

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued?

☐ **Yes** ☐ **No**

If **Yes,** complete the following:

Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number

10. Contract State

The Contract State is your state of primary residence (Owner's primary residential address from Section 2) unless you sign the application in a different state. **If you are signing this application in a state other than your state of primary residence, check one box below:**

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

11. Fraud Warnings

Arkansas/District of Columbia/Louisiana/New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/Kentucky/Maine/Tennessee/Virginia:** It is a crime to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. • **Oklahoma:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony. • **Ohio:** Any person, who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
• **All other states:** Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

12. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- Account value(s) attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.
- In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this enrollment form/application I acknowledge that I am buying the Certificate/Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Certificate/Contract does not provide additional benefits.
- Under penalty of perjury, I certify that the Tax Identification Number in Section 2 is correct.
- All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority.
- No financial professional has the authority to make or modify any Certificate/Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Certificate/Contract and benefits applied for, or to the age at issue, in writing.
- Charges under the Certificate/Contract generally apply for the duration of the Certificate/Contract.

OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- No optional benefits are elected unless I checked the appropriate boxes in Section 6. Some elections may not be changed after the Certificate/Contract has been issued to me.
- There are additional charges for an optional benefit elected in Section 6.
- Withdrawals under the Certificate/Contract may reduce my Benefit Base.
- The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account Value or Cash Value, and if I exercise GMIB, the benefit base will be in the form of lifetime periodic payments only.
- Depending on my/our age, a GMIB and GMDB elected in Section 6 may be of limited usefulness because federal income tax lifetime required minimum distributions begins after age 70½ and such distributions that are withdrawn from the Certificate/Contract may significantly reduce the benefit.
- The annual reset when elected in conjunction with the GMIB may result in: a new 10-year waiting period to exercise the GMIB, which may be started beginning on each Contract Date Anniversary that the Roll Up Benefit Base is reset; the charge for the "Greater of" GMDB and the GMIB may increase depending on the terms of my Certificate/Contract as of the Contract Date Anniversary following each reset. If my Annuity Account Value does not exceed my GMIB Rollup to age 80 benefit base on any Contract Anniversary, no reset will occur. To cancel my reset request I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable's processing office at least 30 days prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Certificates/Contracts, eligibility to reset the roll up benefit base is based on the age of the older owner. My GMIB benefit can no longer be exercised 30 days after the contract anniversary following my 80th birthday. There will be no further ratchets, roll ups or resets to my GMIB benefit base after that time.

I acknowledge that I have received the most current prospectus for Accumulator Select. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

☐ By checking this box, providing my e-mail address, and signing the enrollment form/application below, I am requesting that AXA Equitable send me further information about enrolling in AXA Equitable's electronic delivery so that I may receive all statements, confirms and prospectus mailings electronically.

When you sign this enrollment form/application, you are agreeing to the elections that you have made in this enrollment form/application and acknowledge that you understand the terms and conditions set forth in this enrollment form/application.

X ____

Proposed Owner's Signature Signed at: City, State Date

X ____

Proposed Annuitant's Signature (if other than Owner) Signed at: City, State Date

X ____

Proposed Joint Owner's Signature (if other than Annuitant) Signed at: City, State Date

X ____

Proposed Joint Annuitant's Signature (if other than Owner) Signed at: City, State Date

13. Financial Professional Section

1. **Does the Proposed Insured have any existing life insurance or annuity contracts?** . . . . ☐ Yes ☐ No
2. **Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)?** . . . . ☐ Yes ☐ No
3. **Did you verify the identity by reviewing the driver's license/passport of each Owner/Annuitant, inquire about the source of the customer's assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official?** . . . . ☐ Yes ☐ No
4. **Is the Proposed Insured currently an Active Duty* Member of the Armed Forces?** . . . . ☐ Yes ☐ No

(If "**Yes**", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* "Active Duty" means full-time in the active military service of the United State and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ____

Primary Financial Professional Signature | Social Security Number | Agent Code

______________________ ______% ( ) -

Print Name | Phone Number

____

Client Account Number | Email Address | Agent Location

X ____

Financial Professional Signature | Social Security Number | Agent Code

______________________ ______% ( ) -

Print Name | Phone Number

X ____

Financial Professional Signature | Social Security Number | Agent Code

______________________ ______% ( ) -

Print Name | Phone Number

X ____

Financial Professional Signature | Social Security Number | Agent Code

______________________ ______% ( ) -

Print Name | Phone Number

Accumulator® Select℠
Enrollment Form/Application
Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 1. Initial Contribution Information

Please see the prospectus for contract minimums and maximums before entering your Total Initial Contribution.

Type of Contract	Minimum Initial Contribution Required
All contracts	$25,000

Note: Maximum contribution limits may apply.

Section 1. Method of Payment

Please refer to the instructions for Section 2 for additional forms needed. All checks must be made payable to AXA Equitable and received in the Processing office by the required deadline. Please speak with your Financial Professional for more details.

Rollover IRA

Special Instructions
(owner/annuitant age 70½ or older)

The "Request to effect IRA or other qualified account direct rollover/transfer to an Accumulator Series IRA" (cat. no. 126845) form is required if you are checking any of the options under "Rollover IRA" or for any inbound IRA direct transfer or direct rollover.

If this is a Rollover IRA and you are or will be at least age 70½ in the current calendar year, your contribution must be net of the required minimum distribution for the tax year in which the certificate/contract will be issued. This rule applies regardless of whether the source of funds is a direct rollover from a qualified plan or traditional IRA rollover or transfer. Before you sign the enrollment form/application, you should consult with your tax adviser to make sure you are in compliance with minimum distribution requirements that may apply to you.

The requirement to take a lifetime required minimum distribution withdrawal before rolling over or transferring amounts to a traditional IRA is suspended during calendar year 2009 only. Due to this temporary suspension of account-based required minimum distribution withdrawals under the "Worker, Retiree, and Employer Recovery Act of 2008" you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over.

Roth Conversion IRA

Special Instructions

The "Request to effect IRA or other qualified account direct rollover/transfer to an Accumulator Series IRA" (cat. no. 126845) form is required if you are checking any of the options under "Roth Conversion IRA," or for any inbound Roth IRA direct transfer or direct rollover.

If you are purchasing a Roth Conversion IRA by using a conversion rollover from a Traditional IRA, please discuss with your tax adviser the following considerations before you complete the enrollment form/application.

- The conversion of your traditional IRA will be taxable.
- Amounts contributed to this certificate/contract could be subject to a 6% excise tax on excess contributions to a Roth IRA if you violate any of these rules:
  1. You **cannot** convert a traditional IRA to a Roth IRA if your adjusted gross income for the taxable year of the conversion is over $100,000.
  2. You **cannot** convert a traditional IRA to a Roth IRA if your federal income tax filing status for the taxable year of the conversion is "married filing a separate return."
  3. If you are or will be at least age 70½ in the calendar year you are converting traditional IRA funds, your conversion rollover contribution to the Roth IRA must be net of the required minimum distribution for the tax year which applies to your traditional IRA.

(Additional instructions continued on next page.)

Section 2. Owner

Please note the additional forms required to fill out this section.

Type of Contract	Additional Forms Needed	Special Instructions
Trust Other Non-natural Owner	129893	None
UGMA/UTMA	None	The Owner information must contain the Custodian's information. The minor child's social security number must be shown when UGMA/UTMA is selected as the type of owner. The beneficiary named in Section 4 must be the estate of the annuitant.
All IRA	IRA 126845	The owner and the annuitant must be the same person. If the annuitant/owner is age 70½ special rules may apply. Please refer to the prospectus.
Non–Qualified (NQ)	126735	This form is only required for section 1035 exchanges.
	126734	This form is used to transfer money from a Certificate of Deposit or from a Mutual Fund.
		Note: For Partial 1035 exchanges, use form #129413 instead.
Inherited IRA BCO (Traditional or Roth)	131150 131149 132051	Type of Owner: Please check only "Beneficiary of Deceased IRA Owner." Name of owner must follow this format: "John Doe, Jr. as beneficiary of John Doe, Sr. IRA."
	139131 139132 141252	If this is **not** a direct transfer from an IRA but is a direct **rollover** from an "Applicable Plan" [401 qualified plan, 403(a) contract, 403(b) or governmental employer 457(b) plan] to an Inherited **Traditional** IRA BCO, name of owner must follow this format: "John Doe Jr. APBO John Doe Sr. deceased". "APBO" stands for "as Plan beneficiary of."

Section 6. Guaranteed Minimum Income Benefit (GMIB) & Guaranteed Minimum Death Benefit (GMDB)

GMIB & GMDB

Special Instructions ***(owner/annuitant age 75 and older)***
In a 1035 exchange, rollover or direct transfer, the certificate/contract is not issued until the funds are received by AXA Equitable. Please speak with your Financial Professional regarding the current GMIB rollup rate. If the owner/annuitant is older than 75 when the certificate/contract is issued, it will result in the following: 1. No GMIB. 2. You may only elect the Standard GMDB Death Benefit if the owner/annuitant is between the ages 76–80. 3. No EEB.